SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of earliest event reported): January 28, 2002

                GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-D
                GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-E

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       (Exact name of Registrant as specified in its Articles)




                          III-D: 0-18936          III-D: 73-1357374
 Oklahoma                 III-E: 0-19010          III-E: 73-1367188
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(State or other          (Commission              (I.R.S. Employer
jurisdiction of            File No.)               Identification)
incorporation or
organization)



                  Two West Second Street, Tulsa, Oklahoma 74103
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791




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ITEM 5:   OTHER EVENTS

     Year End Values. The General Partner is required to provide year-end values of the Geodyne Energy Income Limited Partnership III-D and Geodyne Energy Income Limited Partnership III-E, (the "Partnerships") underlying properties to the Partnerships' limited partners pursuant to the partnership agreements. By letter dated January 28, 2002, the General Partner provided the limited partners of the Partnerships information concerning the 2001 year-end estimated valuations. An error was discovered in the determination of the year-end valuations, which resulted in an understatement of the valuation for these Partnerships. Attached is the form of letter sent to the limited partners on or about January 28, 2002, a form of the letter sent to the limited partners on or about February 7, 2002, and a chart showing, on a per-unit basis, the corrected 2001 Year-End Estimated Valuation for the Partnership.

ITEM 7:   EXHIBITS

20.1 Form of letter sent to the limited partners of the Partnerships on or about January 28, 2002.

20.2 Form of letter to be sent to the limited partners of the Partnerships on or about February 7, 2002.

99.1 Chart showing on a per-unit basis the 2001 Year-End Estimated Valuations for the Partnerships.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-D GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-E

                        By:  GEODYNE RESOURCES, INC.
                             General Partner

                              //s// Dennis R. Neill
                             -----------------------------
                             Dennis R. Neill
                             President

DATE: February 8, 2002


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